UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 15, 2014

Brown-Forman Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	002-26821	61-0143150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (502) 585-1100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of
Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2014, Brown-Forman Corporation (the "Company") approved the appointment of Mark I. McCallum, who has been performing principal operating officer functions in his capacity as the Company’s Executive Vice President, President for Europe, Africa, Asia Pacific and Travel Retail, to the position of Executive Vice President, President of Jack Daniel's Brands, effective February 1, 2015.

Also on December 15, 2014, the Company approved the appointment of Thomas Hinrichs, who has been serving as the Company's Senior Vice President, Managing Director Europe, to a principal operating officer position as Senior Vice President, President Europe, North Asia and ANZSEA, effective February 1, 2015. Mr. Hinrichs, age 52, has been serving as Senior Vice President, Managing Director Europe since January 2013. Prior to that role, he held the position of Managing Director, Greater Europe beginning in July 2006, becoming a Senior Vice President in December 2006.

Mr. Hinrichs will continue to receive the compensation and benefits that he received prior to his appointment, adjusted to a level commensurate with similarly situated senior executives within the Company.  Details regarding the Company's executive compensation program are included in the Compensation Discussion and Analysis section of the Company’s definitive proxy statement for the 2014 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on June 26, 2014.

There are no related party transactions between the Company and Mr. Hinrichs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN-FORMAN CORPORATION
(Registrant)

Date: December 16, 2014	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Assistant Vice President, Senior Attorney and Assistant Corporate Secretary